Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report on Form 10-K of First National Corporation for the year ended December 31, 2018, I, M. Shane Bell, Executive Vice President and Chief Financial Officer of First National Corporation, hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1)	such Form 10-K for the year ended December 31, 2018, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)
the information contained in such Form 10-K for the year ended December 31, 2018, fairly presents, in all material respects, the financial condition and results of operations of First National Corporation.

/s/ M. Shane Bell
Date: March 14, 2019	Executive Vice President and Chief Financial Officer